Exhibit 23.2

                              CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8 dated April 28, 1995) pertaining to the Crown Central Petroleum Corporation 1995 Management Stock Option Plan of our report dated February
23, 1995, with respect to the consolidated financial statements and schedules of Crown Central Petroleum Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



               /s/ Ernst & Young LLP

Baltimore, Maryland
April 27, 1995